UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 19, 2018

Global Blood Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

171 Oyster Point Blvd., Suite 300, South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 19, 2018, the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”) appointed Dawn Svoronos to the Board as a Class I director. Ms. Svoronos was appointed to a newly created vacancy resulting from an increase in the size of the Board from nine (9) to ten (10) directors.

          In 2014, while serving on the board of directors of Medivation, Inc., Ms. Svoronos stepped in as interim Chief Commercial Officer for Medivation and oversaw the sales and marketing for the company’s oncology drug. Before that, she spent nearly 25 years at Merck, where she held positions of increasing seniority and leadership. Prior to her retirement from Merck in 2011, Ms. Svoronos served as President of Europe/Canada where she completed a post-merger integration of the Merck and Schering-Plough organizations and subsequently led operations in 30 EU markets. Previous positions at Merck included President of Merck Canada, and Vice-President of Asia Pacific where she worked extensively in Japan, mainland China and several countries in southeast Asia. Earlier, as Vice-President of Global Marketing for Merck’s Arthritis, Analgesics and Osteoporosis franchises, Ms. Svoronos managed the global brand positioning, market and competitive intelligence, pricing and lifecycle strategies for 10 products across these three therapeutic areas. Currently, Ms. Svoronos sits on the boards of several public companies including Endocyte and PTC Therapeutics. She received a B.A. in English and French literature from Carleton University in Ottawa, Canada.

          Upon her appointment to the Board, Ms. Svoronos was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price of $38.68 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which will vest in equal monthly installments during the three years following the effective date of her appointment to the Board, subject to Ms. Svoronos’ continued service on the Board.

          Ms. Svoronos is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Svoronos and any other persons pursuant to which Ms. Svoronos was selected as a director.

Item 7.01. Regulation FD Disclosure.

          On December 21, 2018, the Company issued a press release announcing the appointment of Ms. Svoronos to the Board (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this report on Form 8-K.

          The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: December 21, 2018	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)